LEASE — BUSINESS PROPERTY

THIS LEASE AGREEMENT, executed in duplicate, made and entered in this 13th day of December, 2004, by and between Ellsworth Development Corp., (hereinafter referred to as “Landlord”) whose address for the purpose for this lease is 1528 Dewitt Street, P.O. Box 34, Ellsworth, IA 50075; AND Granite City Food & Brewery Ltd. (hereinafter collectively referred to as “Tenant”) whose address for the purpose of this lease is 5831 Cedar Lake Road, St. Louis Park, MN 55416.

WITNESSETH THAT:

1. PREMISES AND TERMS. The Landlord, in consideration of the rents herein reserved and of the agreements and conditions herein contained, on the part of the Tenant to be kept and performed, leases unto the Tenant and Tenant hereby rents and leases from the Landlord, according to the terms and provisions herein, the following described real estate, situated in Hamilton County, Iowa, to wit:

5400 square feet of the building located at 1722 Detroit Street, Ellsworth, Iowa 50075, which is being constructed by Landlord (the “Premises”)

legally described on attached Exhibit A, and depicted on the site drawing attached as Exhibit B, with the improvements thereon and all rights, easements and appurtenances thereto belonging for an initial term of ten (10) years, commencing at midnight of the day previous to the first day of the lease term, which shall be on the 1st day of February 2005, and ending at midnight on the last day of the lease term, which shall be on the 31st day of January, 2016 (“Lease Term”), upon the condition that the Tenant pays rent therefore, and otherwise performs as provided in this lease. (Term subject to extension and an option to Purchase as set forth in paragraph 27, below).

2. RENTAL. Tenant agrees to pay to Landlord as rental for said term, as follows:

Base Rent. The base rent for the term of the lease is estimated to be $7,200.00 per month, which amount has been estimated based upon the anticipated construction cost of the Premises. Landlord shall have the right to modify this monthly lease amount to the extent the actual construction costs exceed the estimated construction costs of $650,000.00, provided, however, that if the construction costs will exceed $650,000.00, Landlord will obtain the written approval of Tenant to the specific amount of such excess cost before entering into the construction contract. The parties will work together in good faith to reduce the constructions costs to $650,000.00. Construction will be accomplished pursuant to a fix-bid contract, the amount to be approved by Tenant if it exceeds $650,000.00. The monthly lease rate has been calculated utilizing a ten-year amortization of the total construction costs and an interest rate of 5.95 % per annum. Tenant shall be notified of any lease rate change prior to the commencement of construction. All payments shall be made in advance, by the 1st day of each month during the term of this lease.

All sums shall be paid at the address of Landlord, as above designated, or at such other place, as the Landlord may, from time to time, previously designate in writing.

Delinquent payments not paid by the 5th of each month shall draw interest at 15 percent per annum from the due date, until paid.

Tenant shall pay, upon commencement of this Lease, a security deposit equal to one month’s base rent. The security deposit may be applied by Landlord toward any payment in default under this Lease, but within thirty (30) days after the end of the Term shall be returned to Tenant, less any damages due to Tenant default.

3. POSSESSION. Tenant shall be entitled to possession on the first day of term of this lease, and shall yield possession to the Landlord at the time and date of the close of this lease term, except as herein otherwise expressly provided. Should Landlord be unable to give possession on said date, with the Building fully constructed as provided in Section 6 below, and an unconditional certificate of occupancy issued so that Tenant can occupy and fully enjoy the use of the Premises, subject only to completion of “punch list” items (“Substantial Completion”), the commencement and termination dates of the Lease shall be extended accordingly until Substantial Completion has been achieved. In the event possession has not been delivered in the condition required by this Lease on or before March 1, 2005, then Tenant shall have the right to terminate this Lease by written notice to Landlord, unless such delay in delivery is caused by Tenant or Tenants’ contractors, agents, or representatives, or causes beyond the control of Landlord, but without regard to whether the delay is due to causes beyond the control of Landlord, Tenant shall have the right to terminate this Lease by written notice to Landlord if possession is not delivered in the condition required by this Lease on or before June 1, 2005.

4. USE OF PREMISES. Tenant covenants and agrees during the term of this lease to use and to occupy the leased premises principally as a commercial manufacturer of brewer’s wort. For restrictions on such use, see paragraphs 6 (c), 6 (d) and 11 (b) below.

5. QUIET ENJOYMENT. Landlord covenants that its estate in said premises is Fee Simple and the Tenant on paying the rent herein reserved and performing all agreements by the Tenant to be performed as provided in this lease, shall and may peaceably have, hold and enjoy the demised premises for the term of this lease free from molestation, eviction or disturbance by the Landlord or any other persons or legal entity whatsoever. (But see paragraph 14 below.) Landlord, shall have the right to mortgage all of its right, title, interest in said premises at any time without notice, subject to this lease.

6. CARE AND MAINTENANCE OF PREMISES. (a.) Landlord agrees to construct the Premises to the specifications provided in the bid letting documents referenced in Exhibit “C”, copies of which have been previously reviewed by Tenant, and after Substantial Completion shall promptly complete all items of a “punch list” nature. (b) Landlord shall keep the roof, structural part of the floor, walls and other structural parts of the building in good repair. Tenant shall, after taking possession of said premises and until the termination of this lease and the actual removal from the premises, at its own expense, care for and maintain said premises in a reasonably safe and serviceable condition, except for structural parts of the building. Other than the express obligations of Landlord as stated above, Tenant will furnish its own interior finish and decorating. Tenant will not permit or allow said premises to be damaged or depreciated in value by any act or negligence of the Tenant, its agents or employees. Without limiting the generality of the foregoing, Tenant will make necessary repairs to the sewer, the plumbing, the water pipes and electrical wiring, and Tenant agrees to keep faucets closed so as to prevent waste of water and flooding of premises; to promptly take care of leakage or stoppage in any of the water, gas or waste pipes. The Tenant agrees to maintain adequate heat to prevent freezing of pipes. Tenant at its own expense may install floor covering and will maintain such floor covering in good condition. Tenant will be responsible for maintaining the parking area, driveways, yard and sidewalks on and abutting the leased premises. Tenant shall make no structural alterations or improvements without the written approval of the Landlord first had and obtained, of the plans and specifications therefore. Such written approval shall not be unreasonably withheld (c.) Tenant shall make no unlawful use of said premises and agrees to comply with all valid regulations of the Board of Health, City Ordinances or applicable municipality, the laws of the State of Iowa and the Federal government, but this provision shall not be construed as creating any duty by Tenant to members of the general public provided, however, responsibility for compliance with the Americans with Disabilities Act shall be performed and paid for by the Tenant. Tenant will not allow trash of any kind to accumulate on said premises in the halls, if any, or the alley or yard in front, side or rear thereof, and it will remove same from the premises at its own expense. Tenant also agrees to remove snow and ice and other obstacles from the sidewalk on or abutting the premises. (d.) Tenant, at its own expense, shall be responsible for any repairs, remarking, replacement or resurfacing required to the parking lot of the premises during the Lease Term.

7. (a.) UTILITIES AND SERVICES. Tenant, during the term of this lease, shall pay, before delinquency, all charges for use of telephone, water, sewer, gas, heat, electricity, power, air conditioning, garbage disposal, trash disposal and not limited by the foregoing all other utilities and services of whatever kind and nature which may be used in or upon the demised premises; (b.) AIR CONDITIONING equipment will be furnished at the expense of Tenant and maintenance, repairs and replacement thereof shall be at the expense of Tenant; (c.) JANITOR SERVICE shall be furnished at the expense of Tenant; (d.) HEATING equipment, except for that which has been included as part of the initial construction of the Premises, will be furnished at the expense of Tenant and maintenance, repairs and replacement of all heating equipment shall be at the expense of Tenant.

8. (a.) SURRENDER OF PREMISES AT END OF TERM-REMOVAL OF FIXTURES. Tenant agrees that upon the termination of lease, it will surrender, yield up and deliver the leased premises in good and clean condition, except the effects of ordinary wear and tear and depreciation arising from lapse of time, or damage without fault or liability of Tenant. (See also 11(a) and 11(e) below.) (b.) HOLDING OVER. Continued possession, beyond the expiratory date of the term of this lease, by the Tenant, coupled with the receipt of the specified rental by the Landlord (and absent a written agreement by both parties for an extension of this lease,) shall constitute a month to month extension of this lease provided that the rental rate on a hold over will be equal to 150% of the rent for the previous month of the regular lease. All lease terms and conditions shall apply to hold over period. Tenant may, at the expiration of its tenancy, if Tenant is not in default, remove any fixtures or equipment which Tenant has installed in the premises, providing Tenant repairs any and all damages caused by removal.

9. TRANSFER, ASSIGNMENT AND SUBLETTING. Any transfer or assignment of this lease or subletting of the premises or any part thereof, without the Landlord’s written permission shall, at the option of the Landlord, make the rental for the balance of the lease due and payable at once. Such written permission shall not be unreasonably withheld or delayed.

10. (a.) ALL REAL ESTATE TAXES, except as may be otherwise expressly provided in this paragraph 10, levied or assessed by law and proper legal authority (but reasonably preserving Landlord’s rights of appeal) against said real property shall be timely paid by the Tenant, commencing with the installment due in March of 2005. (b.) Increase in such taxes caused by improvements of Tenant shall be paid by Tenant (c.) PERSONAL PROPERTY TAXES. Tenant agrees to timely pay all taxes, assessments or other public charges levied or assessed by lawful authority (but reasonably preserving Tenant’s rights of appeal) against its personal property on the premises, during the term of the lease.

(d.) SPECIAL ASSESSMENTS. Any special assessments imposed on the Premises during the term of this Lease shall be paid by Tenant, and may be payable in installments if permitted.

11. INSURANCE. (a.) Landlord and Tenant will each keep its respective property interest in the premises and its liability in regard thereto, and the personal property on the premises reasonably insured against hazards and casualties; that is, fire and those items usually covered by extended coverage; and Tenant will procure and deliver to the Landlord a certification from the respective insurance companies to that effect. Such insurance shall be made payable to the parties hereto as their interests may appear except that Tenant’s share of such insurance proceeds are hereby assigned and made payable to Landlord to secure rent or other obligations then due and owing to Landlord by Tenant. (See also 11(e) below.) Tenant shall reimburse Landlord for the cost of any insurance on the Premises procured by Landlord. (b.) Tenant will not do or omit the doing of any act which would vitiate any insurance, or increase the insurance rates in force upon the real estate improvements on the premises or upon any personal property to the Tenant upon which the Landlord by law or by the terms of this lease, has or shall have a lien. (c)Tenant further agrees to comply with recommendations of Iowa Insurance Service Bureau and to be liable for and to promptly pay, as if current rental, any increase in insurance rates on said premises and on the building of which said premises are a part, due to increased risks or hazards resulting from Tenant’s use of the premises otherwise than as herein contemplated and agreed. (e.) INSURANCE PROCEEDS. Landlord, as Loss Payee, shall settle and adjust any claim against any insurance company under its said policies of insurance for the premises, and said insurance monies shall be paid to and held by the Landlord to be used in payment for cost of repairs or restoration of damaged building, if the destruction is only partial. (See also 11 (a) above.) Landlord shall be provided copies of any notices sent by the insurer concerning the premises or the policies. (f) SUBROGATION. Each of Landlord and Tenant hereby releases the other, to the extent of its insurance coverage, from any and all liability for any loss or damage caused by fire or any of the extended coverage risks or any other casualty insured against, even if such fire or other casualty shall be brought about by the fault or negligence of the other party, or any persons claiming under it, provided, however, that this release shall be in force and effect only with respect to loss or damage occurring during such time as releasor’s policies of fire and extended coverage insurance shall contain a clause to the effect that this release shall not affect said policies or the right of the releasor to recover thereunder. Each of Landlord and Tenant agrees that its fire and extended coverage insurance policies will include such a clause so long as the same is obtainable and is includable without extra cost, or if such extra cost is chargeable therefor, so long as the other party pays such extra cost. If extra cost is chargeable therefore, each party will advise the other thereof and of the amount thereof, and the other party, at its election, may pay the same but shall not be obligated to do so.

12. INDEMNITY AND LIABILITY INSURANCE. Except as to any negligence of the Landlord, or arising out of Landlord’s failure to maintain and repair the roof and structural parts of the building, Tenant will protect, indemnify and save harmless the Landlord from and against any and all loss, costs, damage and expenses occasioned by, or arising out of, any accident or other occurrence causing or inflicting injury and/or damage to any person or property happening or done, in, upon or about the leased premises, or due directly or indirectly to the tenancy, use or occupancy thereof, or any part thereof by the Tenant or any person claiming through or under the Tenant. The Tenant shall obtain commercial general liability insurance with minimum liability limits of $1,000,000.00 written on an “occurrence” policy form, covering property damage and personal injury (including death) arising out of or relating (directly or indirectly) to Tenant’s business operations, conduct, independent contractors, assumed liabilities, or occupancy of the Premises. Tenant’s liability coverage shall include all the coverages typically provided by the broad form Comprehensive General Liability Endorsement, including broad form property damage coverage (which shall include coverage for completed operations). Tenant’s liability coverage shall further include premises-operations coverage and the broadest available form of contractual liability coverage. It is the parties intent that Tenant’s contractual liability coverage provide coverage to the maximum extent possible of Tenant’s indemnification obligations under this lease. Certificates or copies of said policies, naming the Landlord, and providing for 15 days notice to the Landlord before cancellation shall be delivered to the Landlord within 20 days from the date of the beginning of the term of this lease. As to insurance of the Landlord for roof and structural faults, see paragraph 11 (a) above.

13. FIRE AND CASUALTY. PARTIAL DESTRUCTION OR PREMISES. (a.) In the event of a partial destruction or damage of the leased premises, which is a business interference, that is, which prevents the conducting of a normal business operation and which damage is reasonably repairable within 120 days after its occurrence, this lease shall not terminate but the rent for the lessee premises shall abate during the time of such business interference. In the event of partial destruction, Landlord shall repair such damages within 110 days of occurrence unless prevented by doing so by acts of God, the elements, the public enemy, strikes, riots, insurrection, government regulations, city ordinances, labor, material or transportation shortages, or other causes beyond Landlord’s reasonable control. (b.) ZONING. Should the zoning ordinance of the city or municipality in which this property is located make it impossible for Landlord, using diligent and timely effort to obtain necessary permits and to repair and/or rebuild so that Tenant is not able to conduct business on these premises, then such partial destruction shall be treated as a total destruction as in the next paragraph provided. (c.) TOTAL DESTRUCTION OF BUSINESS USE. In the event of extensive destruction or damage of the leased premises, including the parking area so that Tenant is not able to conduct its business on the premises or the then current legal use for which the premises are being used, this lease may be terminated at the option of either the Landlord or Tenant, such termination in such event shall be effected by written notice of one party to the other, within 20 days after such destruction. Tenant shall surrender possession within 10 days after such notice issues, and the Lease shall terminate on the effective date of termination, and the parties shall be released from all future obligations under the lease, except to the extent of obligations which arose or accrued prior to termination, all of which obligations shall survive the termination of the Lease, Tenant paying rental pro rata only to the date of such destruction. In the event of such termination of this lease, Landlord at its option may rebuild or not, according to its own wishes and needs.

14. CONDEMNATION. (a.) DISPOSITION OF AWARDS. Should the whole or any part of the demised premises be condemned or taken by a competent authority for any public or quasi-public use or purpose, each party shall be entitled to retain as its own property, any award payable to it. Or in the event that a single entire award us made on account of the condemnation, each party will then be entitled to take such proportion of said award as may be fair and reasonable. (b.) DATE OF LEASE TERMINATION. If the whole of the demised premises shall be so condemned or taken the Landlord shall not be liable to the Tenant except and as its rights are preserved as in paragraph 14(a) above.

15. TERMINATION OF LEASE AND DEFAULTS OF TENANT. (a.) TERMINATION UPON EXPIRATION OR UPON NOTICE OF DEFAULTS. This lease shall terminate upon expiration of the demised term, or if this lease expressly and in writing provides for any option or options, and if any such option is exercised by the Tenant, then this lease will terminate at the expiration of the option term or terms. Upon default in payment of rental herein or upon any other default by Tenant in accordance with the terms and provisions of this lease, this lease at the option of the Landlord be canceled and forfeited, PROVIDED, HOWEVER, before any such cancellation and forfeiture or the exercise of any other right or remedy hereunder or arising by law, except as provided in 15(b) below, Landlord shall give Tenant a written notice specifying the default, or defaults, and stating that this lease will be canceled and forfeited 30 (thirty) calendar days after the giving of such notice unless such default, or defaults, are remedied within such grace period. (See paragraph 22, below.) As a additional optional procedure or as an alternative to the foregoing (and neither exclusive of the other) Landlord may proceed as in paragraph 21 provided herein. (b.) BANKRUPTCY OR INSOLVENCY OF TENANT. In the event Tenant is adjudicated a bankrupt or in the event of a judicial sale or other transfer of Tenant’s leasehold interest by reason by any bankruptcy or insolvency proceedings or by other operation of law, but not by death, and such bankruptcy, judicial sale or transfer has not been vacated or set aside with 3 days from the giving of notice thereof by Landlord to Tenant, then and any such events, Landlord may, at its option, immediately terminate this lease re-enter said premises upon giving of 3 days written notice by Landlord to Tenant all to the extent permitted by applicable law. (c.) In (a) and (b) above, waiver as to any default shall not constitute a waiver of any subsequent default or defaults. (d.) Acceptance of keys, advertising and re-renting by the Landlord upon the Tenant’s default shall be construed only as an effort to mitigate damages by the Landlord, and not as an agreement to terminate this lease. (e.) In the event Tenant has not remedied a default in a timely matter following a Notice of Default, Landlord may proceed with all available remedies at law or in equity, including but not limited to the following:

1.	Termination. Landlord may declare Tenant’s possession under this lease to be terminated and shall give Tenant a written notice of such termination. In the event of termination of possession, Landlord shall be entitled to prove claim for and obtain judgment against Tenant for the balance of the rent agreed to be paid for the term herein provided, as such rent comes due, plus all expenses of Landlord in regaining possession and the re-letting thereof, including attorney’s fees and costs, crediting against such claim, however, any amount obtained by reason of such subletting.

2.	Forfeiture. If a default is not remedied in a timely matter, Landlord may then declare this lease to be forfeited and shall give the Tenant a written notice of such forfeiture, and may, at the time, give Tenant the notice to quit provided for in Chapter 648 of the “Code of Iowa”.

16. RIGHT OF EITHER PARTY TO MAKE GOOD ANY DEFAULT OF THE OTHER. If default shall be made by either party in the performance of, or compliance with, any of the terms, covenants or conditions of this lease, and such default shall have continued for thirty (30) days after written notice thereof from one party to the other, the person aggrieved, in addition to all other remedies now or thereafter provided by law, may, but need not, perform such term, covenant or condition, or make good such default and any amount advanced shall be repaid forthwith on demand, together with interest at the rate of 15 percent per annum, plus attorney’s fees and costs, from date of advance; and if Landlord does not reimburse Tenant on demand for expenditures by Tenant pursuant to this Section 16, Tenant may offset the amount owed against future rent as it comes due.

17. SIGNS (a.) Tenant shall have the right and privilege of attaching, affixing, painting or exhibiting signs on the leased premises provided that only (1) that any and all signs shall comply with any applicable covenants and the ordinances of the city or municipality in which the property is located and the laws of the State of Iowa: (2) such signs shall not change the structure of the building; (3) such signs if and when taken down shall not damage the building: (4) such signs shall be subject to the written approval of the Landlord, which approval shall not be unreasonably withheld. (b.) Landlord during the last 90 days of this lease or extension, shall have the right to maintain in the windows or on the building or on the premises either or both a “FOR RENT”, “FOR LEASE” or “FOR SALE” sign and Tenant will permit, at such time, prospective tenants or buyers to enter or examine the premises.

18. MECHANIC’S LIENS. Neither the Tenant or anyone claiming by, through, or under the Tenant, shall have the right to file or place any mechanic’s lien or other lien of any kind or character whatsoever, upon said premises or upon any building or improvement thereon or upon the leasehold interest of the Tenant therein, and notice is hereby given that no contractor, subcontractor, or anyone else who may furnish any material, service, or labor for any building improvements, alterations, repairs or any part thereof, shall at any time be or become entitled to any lien thereon, and for the further security of the Landlord, the Tenant covenants and agrees to give actual notice thereof in advance to any and all contractors, subcontractors who may furnish or agree to furnish any such material, service or labor. If any lien is filed against any portion of the Premises as a result of any alterations or other work requested by Tenant, Tenant shall cause the same to be released no later than ten (10) days following the filing thereof. If Tenant fails to cause the release of any lien as provided above, Landlord may pay the demand of the lien claimant in full or otherwise cause the release of such lien, and Tenant shall reimburse Landlord for all such costs upon demand.

19. INTENTIONALLY OMITTED.

20. INTENTIONALLY OMITTED.

21. RIGHTS CUMULATIVE. The various rights, powers, options, elections and remedies of either party, provided in this lease, shall be construed as cumulative and no one of them as exclusive of the others, or exclusive of any rights, remedies or priorities allowed either party by law, and shall in no way affect or impair the right of either party to pursue any other equitable or legal remedy to which either party may be entitled as long as any default remains in any way unremedied, unsatisfied or discharged.

22. NOTICE AND DEMANDS. Notices as provided for in this lease shall be given to the respective parties hereto at the respective addresses designated on page one of this lease unless either party notifies the other, in writing, of a different address. Without prejudice to any other method of notifying a party in writing or making a demand or other communication, such message shall be considered given under the terms of this lease when sent, addressed as above designated, postage prepaid, by registered or certified mail, return receipt requested by the United States mail and so deposited in a United States mail box.

23. PROVISIONS TO BIND AND BENEFIT SUCCESSORS, ASSIGNS, ETC. Each and every covenant and agreement herein contained shall extend to and be binding upon the respective successors, heirs, administrators, executors and assigns of the parties hereto: except that if any part of this lease is held in joint tenancy, the successor in interest shall be the surviving joint Tenant.

24. CHANGES TO BE IN WRITING. None of the covenants, provisions, terms or conditions of this lease to be kept or performed by Landlord or Tenant shall be in any manner modified, waived, or abandoned, except by a written instrument duly signed by the parties and delivered to the Landlord and Tenant. This lease contains the whole agreement of the parties.

25. RELEASE OF DOWER. N/A

26. CONSTRUCTION. Words and phrases herein, including acknowledgment hereof, shall be constructed as in singular or plural number, and as masculine, feminine or neuter gender according to the context.

27. RIGHT TO EXTEND LEASE and PURCHASE.

Tenant shall have the following Options to Extend the Initial Lease Term:
— A 10 year extension following the Initial Term (1st Extension);
— A 10 year extension following the 1st Extension (2nd Extension).

The Tenant shall exercise such option by providing written notice of intent to exercise to Landlord at least 45 days prior to the end of the Initial Lease term or the immediately preceding extended term. Unless otherwise agreed by the Landlord and Tenant, the Base Rent during the 1st and 2nd Extension shall be the same as the Base Rent during the Initial Term.

In addition to the Right to Extend the Lease term as provided above, Tenant shall also have the right to purchase the Premises which are being leased to Tenant under this Lease Agreement. This option to be purchase may be exercised at any time during the term of this Lease, as such term may be extended. The Tenant shall exercise such option by providing written notice of intent to exercise to Landlord at least 60 days prior to the date upon which Tenant desires to close on the Purchase of the building.

Upon receipt of notice of Tenant’s intent to exercise the Option to Purchase, Landlord and Tenant shall enter into a standard Real Estate Purchase Agreement which provides for the Purchase Price calculated as set forth below and contains other standard provisions regarding warranties of title, representations, and closing adjustments and prorates.

The option to purchase granted to tenant herein shall be at a price equal to One Dollar ($1.00) plus the Landlord’s total cost of construction of the Premises, including interest at an assumed rate of 5.95%, and less the total amount of Rent which Tenant paid under this Lease Agreement through the date of closing of the purchase. By way of example, if the construction costs are $650,000.00, as assumed in Section 2 above, at the end of the second of the lease term, Tenant will have paid $172,800, and will have amortized the construction costs to $548,904.20, as shown on the amortization schedule attached hereto as Exhibit D, and the purchase price would be $548,905.20. If the closing occurs at the end of the original term or thereafter, the construction cost and interest will have been completely amortized by the rental payments, and the purchase price would be $1.00.

28. HAZARDOUS SUBSTANCES. Landlord and Tenant, as applicable, expressly represents and agrees to the following:

(A)	During the lease term, Tenant’s use of the property will not include the use of any hazardous substance without Tenant first obtaining the written consent of Landlord. Tenant understands and agrees that Landlord’s consent is at Landlord’s sole option and complete discretion and that such consent may be withheld or may be granted with any conditions or requirements that Landlord deems appropriate.

(B)	During the lease term, Tenant shall be fully liable for all costs and expenses related to the use, storage, removal and disposal of hazardous substances used or kept on the property by Tenant, and Tenant shall give immediate notice to Landlord of any violation or any potential violation of any environmental regulation, rule, statute or ordinance relating to the use, storage or disposal of any hazardous substance.

(C)	Tenant, at its sole cost and expense, agrees to remediate, correct or remove from the premises any contamination of property caused by any hazardous substances which have been used or permitted by Tenant on the premises during any term of this lease. Remediation, correction or removal shall be in safe and reasonable manner, and in conformance with all applicable laws, rules and regulations. Tenant reserves all rights allowed by law to seek indemnity or contribution from any person, other than the Landlord, who is or may be liable for any such cost and expense.

(D)	Tenant agrees to indemnify and hold Landlord harmless from against all claims, causes of action, damages, loss, costs, expense, penalties, fines, lawsuits, liabilities, attorney fees, engineering and consulting fees, arising out of or in any manner connected with hazardous substances, which are caused or created by Tenant on or after the date of this lease and during any term of this lease, including, but not limited to, injury or death to persons or damage to property, and including any diminution of the value of any leased premises which may result in the foregoing. This indemnity shall survive the cessation, termination, abandonment or expiration of this lease.

(E)	Landlord represents and warrants that prior to the lease term, the leased premises has not been used for the storage or disposal of hazardous materials. Landlord shall be fully liable for all costs and expenses related to the use, storage, removal and disposal of hazardous substances used or kept on the property prior to the Lease Term.

(F)	Landlord, at its sole cost and expense, agrees to remediate, correct or remove from the premises any contamination of property caused by any hazardous substances which have been used or permitted on the premises prior to the term of this lease. Remediation, correction or removal shall be in safe and reasonable manner, and in conformance with all applicable laws, rules and regulations. Landlord reserves all rights allowed by law to seek indemnity or contribution from any person, other than the Tenant, who is or may be liable for any such cost and expense.

(G)	Landlord agrees to indemnify and hold Tenant harmless from against all claims, causes of action, damages, loss, costs, expense, penalties, fines, lawsuits, liabilities, attorney fees, engineering and consulting fees, arising out of or in any manner connected with hazardous substances existing on the leased premises prior to the date of this lease, including, but not limited to, injury or death to persons or damage to property. This indemnity shall survive the cessation, termination, abandonment or expiration of this lease.

29. MEMORANDUM OF LEASE. Landlord and Tenant agree that neither shall record this Lease; provided, however, that the parties hereto agree that each will promptly after the commencement date of this Lease execute, acknowledge and deliver a memorandum of lease, in recordable form, specifying the parties hereto, the Premises, and the Term hereof, and reciting the existence of the options to extend the term and to purchase contained herein. The Memorandum of Lease shall be in substantially the form of Exhibit E attached hereto. This Memorandum of Lease shall be recorded, and recording and like charges shall be paid for by Tenant.

30. APPROVALS AND CONSENTS. Whenever under this Lease provision is made for the approval or consent of any party, such approval shall not be unreasonably withheld or delayed.

IN WITNESS WHEREOF, the parties hereto have duty executed this lease in duplicate the day and year first above written.

BY:

LANDLORD			TENANT

ELLSWORTH DEVELOPMENT CORP.		GRANITE CITY FOOD & BREWERY LTD.

by:	/s/Marvin Norem	by:	/s/Steven J. Wagenheim

	President		President

by:	/s/Stephen M. Holt	by:	/s/Monica A. Underwood

	Secretary		Secretary